UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2021

Financial Gravity Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34770	20-4057712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12600 Hill Country Blvd., Suite R-275, Bee Cave, Texas 78738

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (800) 588-3893

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Mr. Todd Oligino, tendered his resignation as Chief Financial Officer and Treasurer effective September 12, 2021.

(b) Also effective September 12, 2021, Mr. Gary Nemer, age 75, was appointed as Chief Financial Officer and Treasurer of the Company.

Mr. Nemer has over 25 years of experience in the finance sector. Mr. Nemer has been responsible for the accounting and finance functions at Financial Gravity Companies, Inc. since May of 2020, including financial reporting. Mr. Nemer is also chief legal officer of Financial Gravity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL GRAVITY COMPANIES, INC.
(Registrant)

September 15, 2021

By: /s/ Scott Winters
Name: Scott Winters
Title: Chief Executive Officer